                                                                  EXECUTION COPY











              __________________________________________________________




                             AGREEMENT AND PLAN OF MERGER


                                        among


                             QUALITY FOOD CENTERS, INC.,

                             QHI ACQUISITION CORPORATION

                                         and

                                 HUGHES MARKETS, INC.



                            Dated as of November 20, 1996





              __________________________________________________________

                                  TABLE OF CONTENTS


                                                                        Page


                                      ARTICLE I

                                      THE MERGER...........................1
  SECTION 1.1   The Merger.................................................1
  SECTION 1.2   Effective Time.............................................1
  SECTION 1.3   Effects of the Merger......................................1
  SECTION 1.4   Articles of Incorporation; By-Laws.........................2
  SECTION 1.5   Directors and Officers.....................................2
  SECTION 1.6   Conversion of Securities...................................2
  SECTION 1.7   Escrow Fund................................................4
  SECTION 1.8   Dissenting Shares..........................................5
  SECTION 1.9   Surrender of Shares of Company Common Stock;
                   Stock Transfer Books....................................5
  SECTION 1.10  Closing and Closing Date...................................7

                                      ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8
  SECTION 2.1   Organization and Qualification.............................8
  SECTION 2.2   Articles of Incorporation and By-Laws......................8
  SECTION 2.3   Capitalization; Subsidiaries...............................8
  SECTION 2.4   Authority Relative to This Agreement..................... 10
  SECTION 2.5   No Conflict; Required Filings and Consents............... 11
  SECTION 2.6   Compliance............................................... 11
  SECTION 2.7   Financial Statements..................................... 12
  SECTION 2.8   Absence of Certain Changes or Events..................... 13
  SECTION 2.9   Absence of Litigation.................................... 14
  SECTION 2.10  Employee Benefit Plans................................... 14
  SECTION 2.11  Tax Matters.............................................. 17
  SECTION 2.12  Environmental Matters.................................... 19
  SECTION 2.13  Labor Matters............................................ 21
  SECTION 2.14  Real Property............................................ 22
  SECTION 2.15  Brokers.................................................. 24
  SECTION 2.16  Material Contracts; Defaults............................. 24
  SECTION 2.17  Intellectual Property.................................... 24
  SECTION 2.18  Disclosure............................................... 25

                                     ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF
                      PARENT AND PURCHASER............................... 25
  SECTION 3.1   Corporate Organization................................... 25
  SECTION 3.2   Authority Relative to This Agreement..................... 25
  SECTION 3.3   No Conflict; Required Filings and Consents............... 26
  SECTION 3.4   WARN..................................................... 27

                                            -i-

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                                      ARTICLE IV

              CONDUCT OF BUSINESS PENDING THE MERGER..................... 27
  SECTION 4.1   Conduct of Business of the Company Pending the Merger.... 27

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS.................... 31
  SECTION 5.1   Stockholders Meeting..................................... 31
  SECTION 5.2   Escrow Agreement......................................... 31
  SECTION 5.3   Access to Information; Confidentiality................... 31
  SECTION 5.4   No Solicitation of Transactions.......................... 32
  SECTION 5.5   Employee Benefits Matters................................ 33
  SECTION 5.6   Notification of Certain Matters.......................... 34
  SECTION 5.7   Further Action; Reasonable Best Efforts.................. 34
  SECTION 5.8   Public Announcements..................................... 35
  SECTION 5.9   Registration Statement................................... 35
  SECTION 5.10  Redemption of Preferred Stock............................ 35
  SECTION 5.11  Waiver of Option to Repurchase Shares.................... 35
  SECTION 5.12  WARN..................................................... 36
  SECTION 5.13  Directorship............................................. 36
  SECTION 5.14  Santee Agreements........................................ 36
  SECTION 5.15  Payment of Certain Loans................................. 36
  SECTION 5.16  Payment of Transaction Expenses.......................... 36

                                      ARTICLE VI

                             CONDITIONS OF MERGER........................ 37
  SECTION 6.1   Conditions to Obligation of Each Party to Effect the
                   Merger................................................ 37
  SECTION 6.2   Condition to Obligations of the Company to Effect the
                   Merger................................................ 37
  SECTION 6.3   Conditions to Obligations of Parent and Purchaser to
                   Effect the Merger..................................... 37
  SECTION 6.4   No Financing Condition................................... 39

                                        ARTICLE VII

               TERMINATION, AMENDMENT AND WAIVER......................... 40
  SECTION 7.1   Termination.............................................. 40
  SECTION 7.2   Effect of Termination.................................... 41
  SECTION 7.3   Fees and Expenses........................................ 41
  SECTION 7.4   Amendment................................................ 42
  SECTION 7.5   Waiver................................................... 42

                                        ARTICLE VIII


                                         INDEMNITY....................... 42
  SECTION 8.1   Indemnification.......................................... 42
  SECTION 8.2   Procedure for Claims from the Escrow Fund................ 43
  SECTION 8.3   Procedure for Third Party Claims......................... 44
  SECTION 8.4   Limitations on Indemnification........................... 48
  SECTION 8.5   Miscellaneous............................................ 48

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                                                                        ----

                                      ARTICLE IX

                                  GENERAL PROVISIONS..................... 49
  SECTION 9.1   Notices.................................................. 49
  SECTION 9.2   Certain Definitions...................................... 50
  SECTION 9.3   Severability............................................. 52
  SECTION 9.4   Entire Agreement; Assignment............................. 52
  SECTION 9.5   Stockholders' Representative............................. 52
  SECTION 9.6   Actions of Santee........................................ 53
  SECTION 9.7   Parties in Interest...................................... 53
  SECTION 9.8   Purchaser's Obligations.................................. 53
  SECTION 9.9   Governing Law............................................ 53
  SECTION 9.10  Headings................................................. 53
  SECTION 9.11  Counterparts............................................. 53

                             AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of November 20, 1996 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among QUALITY FOOD CENTERS, INC., a Washington corporation ("PARENT"), QHI ACQUISITION CORPORATION, a California corporation and a wholly owned subsidiary of Parent ("PURCHASER"), and HUGHES MARKETS, INC., a California corporation (the "COMPANY").

         WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger (the "MERGER") of the Company with Purchaser in accordance with the Corporations Code of California (the "CCC") upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent and certain of the stockholders of the Company (the "PRINCIPAL STOCKHOLDERS") have entered into the stockholders agreement (as amended, supplemented or otherwise modified from time to time, the "PRINCIPAL STOCKHOLDERS AGREEMENT") dated as of the date hereof attached as Exhibit A hereto; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                      ARTICLE I

                                      THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the CCC, at the Effective Time (as defined in Section 1.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

         SECTION 1.2 EFFECTIVE TIME. At the Closing (as defined in Section 1.10), the parties hereto shall cause the Merger to be consummated by filing this Agreement, together with officer's certificates of each of the Company and Purchaser and such other documents as may be required under the CCC (the "MERGER FILING") with the Secretary of State of the State of California, in such form as required by and executed in accordance with the relevant provisions of the CCC (the date and time of the Merger Filing with the Secretary of State of the State of California being the "EFFECTIVE TIME").

         SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the

CCC. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the CCC.

         (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of the Company shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

         SECTION 1.5 DIRECTORS AND OFFICERS. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

         SECTION 1.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

         (a) Each share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (each, a "SHARE") (other than any Shares to be cancelled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in Section 1.8)) shall be cancelled, extinguished and converted into the right to receive, upon surrender of the certificate formerly representing such Share in the manner provided in Section 1.9,(i) an amount in cash equal to the Aggregate Cash Purchase Price divided by the aggregate number of Shares (other than any Shares to be cancelled pursuant to Section 1.6(b)) (the "CASH CONSIDERATION"), without interest thereon, and (ii) a fractional interest in the Escrow Fund (as defined in Section 1.7) equal to 100% divided by the aggregate number of Shares (other than any Shares to be cancelled pursuant to Section 1.6(b)), as such interest may be adjusted pursuant to the terms of the Escrow Agreement

    (as defined in Section 5.2) (such interest, together with the Cash Consideration, the "MERGER CONSIDERATION").

         (b) Each share of Company Common Stock and preferred stock, par value $.075 per share, of the Company ("COMPANY PREFERRED STOCK") held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

         (c) Each share of common, preferred or other capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

         (d) Each note or other debt instrument of the Company which is outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as a debt instrument of the Surviving Corporation subject to its terms and provisions.

The "AGGREGATE CASH PURCHASE PRICE" shall be the sum of (i) $330 million less
(ii) the aggregate repurchase or redemption price for the repurchase or redemption of the Company Preferred Stock required by Section 5.10 less (iii) the aggregate Transaction Expenses set forth in the Transaction Expenses Statement (each as defined below) plus (iv) if the Effective Time does not occur by the Prescribed Day (or, if the conditions set forth in Sections 6.1 and 6.3 have not been satisfied or waived by the Prescribed Day, such later date on which all such conditions shall have been satisfied or waived; for purposes of this parenthetical only, a condition shall be considered satisfied if the Company and the Principal Stockholders stand ready to satisfy such condition within one business day without action by any third party and Parent has been so notified in writing), an additional $500,000 for each consecutive completed seven-day period to occur following the Prescribed Day (or such later date) until the Effective Time. The "PRESCRIBED DAY" shall mean that date which is the 60th day after filing of the Registration Statement referred to in Section 5.9, except that for purposes of calculating the Prescribed Day, the Registration Statement shall be deemed to have been filed on the earlier of (A) its actual date of filing with the Securities and Exchange Commission or (B) the 30th day after the date hereof; provided that such 30th day shall be extended by one day for each day by which the Company fails to deliver to Parent on or prior to the 25th day after the date hereof both (x) all material financial and other information required to be included in such Registration Statement with respect to the Company pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder and (y) the Santee Agreements and descriptions of all other Santee Arrangements (each as defined in

Section 5.14). "TRANSACTION EXPENSES" shall mean (i) the fees and expenses of Goldman, Sachs & Co. ("GOLDMAN SACHS") paid or payable by the Company pursuant to the letter agreement between the Company and Goldman Sachs relating to the sale of the Company or otherwise paid or payable in connection with the transactions contemplated hereby, (ii) the fees and expenses incurred and reasonably expected to be incurred by the Company to O'Melveny & Myers, LLP in connection with the transactions contemplated hereby and (iii) such other fees and expenses of counsel, accountants and financial advisors as have been incurred by the Company prior to the Closing in connection with the consummation of the transactions contemplated hereby; provided, however, that Transaction Expenses shall not include the fees and expenses incurred by the Company to its auditors, except to the extent, if any, related primarily to financial planning or other advice given to the Company's stockholders. A true and correct statement (the "TRANSACTION EXPENSES STATEMENT") of the amounts of all Transaction Expenses paid, incurred or to be incurred by the Company (or, to the extent such amounts are not subject to precise quantification at such time, a conservative good faith estimate thereof) shall be delivered by the Company to Parent on or before the fifth business day preceding the day of the Closing, together with the billings and other reasonable detail to support such statement; such statement shall be subject to such objections as shall be raised by Parent in good faith within three business days of receipt thereof and to such adjustments as shall be agreed in good faith by the Company and Parent in respect of such objections.

         SECTION 1.7 ESCROW FUND. Immediately prior to the Effective Time, Parent shall deposit or cause to be deposited with the Escrow Agent (as defined in Section 5.2), in trust, $30 million in immediately available funds (such amount, as it may be decreased from time to time pursuant to the Escrow Agreement and together with interest accrued thereon as provided in the Escrow Agreement, being herein referred to as the "ESCROW FUND"). At the Effective Time, the Company and the Stockholders' Representative (as defined in Section 9.5) shall deliver to Parent and the Escrow Agent for inclusion as Schedule 1 to the Escrow Agreement a schedule of all holders of Shares immediately prior to the Effective Time, the fractional interest in the Escrow Fund to which each such holder would be entitled pursuant to clause (ii) of Section 1.6(a) (assuming such holder does not pursue its dissenter's rights as set forth in Section 1.8 and surrenders all certificates representing its Shares) (as to such holder, the "ESCROW PERCENTAGE") and the portion of such Escrow Percentage, if any, which is to remain contingent upon such holder surrendering certificates representing Shares or complying with the procedures set forth in Section 1.9(e). All matters relating to the Escrow Fund, to the extent not referred to in this Agreement, shall be governed by the Escrow Agreement, PROVIDED, HOWEVER, that, in the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of this Agreement shall be controlling. The Escrow Agent shall hold, invest, reinvest and disburse the Escrow Fund in accordance with the Escrow Agreement. The Escrow Fund shall not be used for any other purpose. The right of any person who was a holder of Shares immediately prior to the Effective Time to receive any payment from the Escrow Fund shall not be transferable or assignable in any manner whatsoever except by order of a court of competent jurisdiction, by will or by the laws of intestate succession.

         SECTION 1.8 DISSENTING SHARES. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding on the date for the determination of stockholders entitled to vote for approval of the Merger and (A) which were not voted in favor of the Merger or were voted against the Merger and (B) which are held by stockholders who (i) have delivered a written demand to the Company for the purchase of such shares at their fair market value in accordance with Section 1301 of the CCC, (ii) have submitted such shares for endorsement in accordance with Section 1302 of the CCC, and
(iii) have not effectively withdrawn their demand for purchase or lost their status as dissenting stockholders under Section 1309 of the CCC (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive in cash the price for such shares as shall be determined pursuant to Chapter 13 of the CCC; PROVIDED HOWEVER, that if such holder shall have effectively withdrawn his, her, or its demand for purchase or lost his, her, or its status as a dissenting stockholder under the CCC, such holder's shares of the Company Common Stock shall thereupon be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration.

         (b) The Company shall give Parent (i) prompt notice of any demands for purchase pursuant to Section 1301 of the CCC received by the Company, any withdrawals of such demands, and any other instruments served pursuant to the CCC and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the CCC. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for purchase or offer to settle or settle, or offer or agree to a share price with respect to, any such demands.

         SECTION 1.9 SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS. (a) Parent or, at Parent's option, a bank or trust company designated by Parent shall act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "EXCHANGE AGENT") to receive the Cash Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 1.6(a). When and as needed, Parent or Purchaser will promptly make available to the Exchange Agent sufficient funds to make all payments when due pursuant to Section 1.9(b). Such funds shall be invested by the

Exchange Agent as directed by Parent, PROVIDED that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

         (b) Upon surrender to the Exchange Agent of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock (a "CERTIFICATE"), together with such other documents as may be reasonably required by Parent (including pursuant to any arrangements with the Exchange Agent, if not Parent), and upon delivery of a power of attorney in respect of the Stockholders' Representative, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in respect of each share of Company Common Stock formerly represented by such Certificate (including payment of the Cash Consideration in respect of such shares to such holder, subject to the provisions of Section 5.15, and receipt from the Escrow Fund of the Escrow Percentage in respect of such shares in accordance with the terms of the Escrow Agreement), and such Certificate shall then be cancelled. The Exchange Agent shall promptly notify the Escrow Agent of the identity of each holder which surrenders Certificates in accordance herewith and of the Escrow Percentage of the Escrow Fund which such holder shall become entitled to receive as a result thereof. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. To the extent required by applicable law, the Exchange Agent may (on behalf of the Surviving Corporation and to fulfill its obligations under applicable law) withhold from the Cash Consideration to be received by a holder of Certificates any required withholding tax thereon, including if such holder has not provided Parent and the Exchange Agent a certification under Treasury Regulation Section 1.1445-2(b) that the holder is not a foreign person and the Company has not provided Parent and the Exchange Agent a statement in accordance with Treasury Regulation Sections 1.1445-2(c)(3)(i) and 1.897-2(h) that the interests of the Company are not U.S. real property interests within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the "CODE"). If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

         (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) which had been paid to the Exchange Agent pursuant to Section 1.9(a) and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law.


         (e) In the event that any holder of record of any Shares of Company Common Stock claims that the Certificates in respect thereof are lost, stolen or destroyed, such holder shall be entitled to receive the Merger Consideration with respect to such lost, stolen or destroyed Shares upon execution of a properly completed affidavit of loss reasonably acceptable to Parent. The Exchange Agent shall promptly notify the Escrow Agent of the identity of each holder which complies with the provisions of this Section 1.9(e) and of the Escrow Percentage of the Escrow Fund which such holder shall become entitled to receive as a result thereof.

         SECTION 1.10 CLOSING AND CLOSING DATE. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 7.1, the closing (the "CLOSING") of this Agreement shall take place (a) at 10:00 a.m. (local time) on the second business day following the later of (i) the Prescribed Day (or, if earlier, the closing of the financing pursuant to the Registration Statement) and (ii) the date on which the waiting periods under the HSR Act (as hereinafter defined) shall have expired or otherwise been terminated and all other conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "CLOSING DATE"). The Closing shall take place at such location as Parent and the Company shall agree.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser that:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect. When used in this Article II or otherwise in connection with the Company or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that would be materially adverse to the business, operations, assets, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole or that would materially impair the ability of the Company to perform its obligations hereunder.

         SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation of the Company (the "ARTICLES OF INCORPORATION") and the By-Laws of the Company as currently in effect. Such Articles of Incorporation and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 CAPITALIZATION; SUBSIDIARIES. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 640,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 5,588,360 shares of Company Common Stock and 20,967,000 shares of Company Preferred Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable, were issued free of preemptive (or similar) rights and were owned beneficially and of record in the amounts and by the persons set forth in Section 2.3(a)(i) of the Disclosure Schedule delivered by the Company to Parent and Purchaser prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and (ii) no shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company. Since March 3, 1996, no options to purchase shares of Company Common Stock or Company Preferred Stock have been granted and, except as set forth in
Section 2.3(a)(ii) of the Company Disclosure Schedule, no shares of Company Common Stock or Company Preferred Stock have been issued. Except as set forth above, there are outstanding (I) no shares of capital stock or other voting securities of the Company, (II) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(III) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (IV) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "COMPANY SECURITIES"). Except for the provisions of Section 5.10 and for repurchases pursuant to
Article X of the Company's By-Laws at the Effective Time, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. Except for the provisions of Section 5.10, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

         (b) Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for 380 shares of common stock and 7,215 shares of preferred stock of Santee Dairy, Inc. ("SANTEE"), each of which constitute 49% of all outstanding shares of Santee common stock or preferred stock, respectively, and are owned by Stater Bros. Markets Inc. ("STATER BROS."), all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 2.3(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of the subsidiaries of the Company and all other entities in which the Company (other than through fiduciary investments on behalf of employee retirement accounts) owns, directly or indirectly, any equity interest, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or other entities and the percentage of the outstanding capital stock or other equity interests represented by such ownership. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-Laws, or equivalent organizational documents, of each subsidiary, and copies of all joint venture agreements, stockholder agreements and other agreements with respect to the Company's subsidiaries, in each case as currently in effect. Such Articles of Incorporation and By-Laws, or equivalent organizational documents, and joint venture, stockholder and other agreements are in full force and effect and no other organizational documents or governing agreements are applicable to or binding upon each such subsidiary or the Company's direct or indirect interest therein. No subsidiary of the Company is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

         SECTION 2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the "COMPANY BOARD") and, other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and by the holders of a majority of the outstanding shares of Company Preferred Stock by either vote or written consent and the filing and recordation of appropriate merger documents as required by the CCC, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company Board (at a meeting duly called and held) has unanimously (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, (iii) resolved to recommend approval and adoption of this Agreement and Merger by the Company's stockholders and (iv) directed that this Agreement be submitted to the Company's stockholders. As a result of the foregoing actions, the only corporate action required to authorize the Merger is the affirmative vote or written consent of a majority of the outstanding shares of Company Common Stock and of a majority of the outstanding shares of Company Preferred Stock.

         SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals, authorizations and filings contemplated by clauses (i), (ii) and (iii) of subsection (b) below and in Section 2.5(a)(ii) of the Company Disclosure Schedule have been obtained or made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) assuming that all consents, approvals, authorizations and notifications set forth in Section 2.5(a)(iii) of the Company Disclosure Schedule have been obtained or made, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, other than any of those which involve or relate to property, assets, services or obligations with a value of less than $150,000 (the "IMMATERIAL CONSENTS").

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing and recordation of appropriate merger or other documents as required by the CCC and (iii) those set forth in
Section 2.5(b) of the Company Disclosure Schedule.

         SECTION 2.6 COMPLIANCE. The Company and each of its subsidiaries are in compliance with, and are not in default or violation of, (i) the Articles of Incorporation and By-Laws of the Company and the equivalent organizational documents of such subsidiary, (ii) all laws, rules, regulations, orders, judgments and decrees applicable to them or by which any of their respective properties are bound or affected and (iii) except as set forth in Section 2.6(iii) of the Company Disclosure Schedule, all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 1993 neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval material to the Company and its subsidiaries taken as a whole.

         SECTION 2.7 FINANCIAL STATEMENTS. (a) Included as Section 2.7(a) of the Company Disclosure Schedule are the following financial statements: (i) the audited consolidated statements of financial position of (x) the Company and its subsidiaries (including Santee) as of March 3, 1996 (the "FY96 BALANCE SHEET"), February 26, 1995 and February 27, 1994 and the related audited consolidated statements of operations and cash flows for each of the three fiscal years of the Company in the period ended March 3, 1996, and (y) Santee as of December 30, 1995, December 31, 1994 and January 1, 1994 and the related audited consolidated statements of operations and cash flows for each of the three fiscal years of Santee in the period ended December 30, 1995, in each case reported on by Arthur Andersen LLP (or its predecessor, Arthur Andersen & Co.); and (ii) the unaudited consolidated statement of financial position of (x) the Company as of November 3, 1996 (the "INTERIM BALANCE SHEET") and the related unaudited consolidated statements of operations and cash flows for the period of eight fiscal months ended on such date (the "INTERIM STATEMENT OF OPERATIONS"; together with the Interim Balance Sheet, the "INTERIM FINANCIAL STATEMENTS") and (y) Santee as of September 30, 1996 (the "SANTEE INTERIM BALANCE SHEET") and the related unaudited consolidated statements of operations and cash flows for the period of nine fiscal months of Santee ended on such date. The aforementioned financial statements, including any notes thereto, are hereinafter collectively called the "FINANCIAL STATEMENTS".

         (b) The Financial Statements have been prepared based upon the books and records of the Company and its subsidiaries and, except as disclosed in the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly present the consolidated financial position of the Company and its subsidiaries, or the position of Santee, as the case may be, as of their respective dates and the consolidated results of operations and cash flows of the Company and its subsidiaries, or the results of operations and cash flows of Santee, as the case may be, for the periods set forth therein, subject, in the case of the Interim Financial Statements and the Financial Statements for Santee as of September 30, 1996, to the absence of footnotes and normal year-end adjustments.

         (c) Except as and to the extent set forth on the Interim Balance Sheet or the Santee Interim Balance Sheet or specifically set forth on Section 2.8, 2.9, 2.12 or 2.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with generally accepted accounting principles, other than liabilities or obligations incurred in the ordinary course of business since the date of the Interim Balance Sheet (or the Santee Interim Balance Sheet, as the case may be) which would not, individually or in the aggregate, have a Material Adverse Effect.

         (d) No employee of the Company or any of its subsidiaries has any claim with respect to the cash surrender value of any life insurance policy held by the Company or any of its subsidiaries with respect to such employee, including the cash surrender values reflected on the Financial Statements.

         SECTION 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically set forth in Section 2.8 of the Company Disclosure Schedule and except for any actions by the Company and its subsidiaries after the date hereof which are specifically excepted from the covenants set forth in Section 4.1 (in the case of clauses (vi), (viii) and (ix) below) or to which Parent has given its prior written consent under Section 4.1, since March 3, 1996, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and since such date there has not been (i) any change in the financial condition, results of operations, assets, business, operations or prospects of the Company or any of its subsidiaries having or reasonably likely to have a Material Adverse Effect, (ii) any condition, event or occurrence which, individually or in the aggregate, would have a Material Adverse Effect, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect, (iv) any change by the Company in its accounting methods, principles or practices, (v) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (vi) any entry outside the ordinary course of business by the Company or any of its subsidiaries into any commitments or transactions material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, (vii) except for dividends in the aggregate amount of $489,065 paid by the Company in June and July of 1996, any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Company Common Stock or, except for the repurchase or redemption of Company Preferred Stock pursuant to Section 5.10 and for shares purchased by the Company prior to the date hereof in the ordinary course of business pursuant to the Company's By-Laws, any redemption, purchase or other acquisition of any of its securities, (viii) any issuance of any shares of capital stock of the Company or any of its subsidiaries or any grant or issuance of any options, calls, warrants, or other rights, agreements, arrangements or commitments of any kind or character relating to the issuance of capital stock of the Company or any of its subsidiaries; or (ix) any increase in, establishment of or amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company or any of its subsidiaries, except for increases in compensation in the ordinary course of business consistent with past practice, or, except for the $200,000 loan specified in Section 2.8 of the Company Disclosure Schedule, any entry into, or amendment of, any employment, consulting or severance agreement or arrangement with any such present or former directors, officers or key employees.

         SECTION 2.9 ABSENCE OF LITIGATION. Except as specifically set forth in Section 2.9 of the Company Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that (i) if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. Except as specifically set forth in Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen, in the future would have, individually or in the aggregate, a Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 2.10 EMPLOYEE BENEFIT PLANS. (a) Section 2.10(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including without limitation multiemployer plans within the meaning of section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits or under which the Company or any of its subsidiaries has any liability for present or future payments or benefits. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "PLANS". The representations and warranties set forth in the following provisions of this
Section 2.10 with respect to multiemployer plans shall be deemed made only to the knowledge of the Company to the extent liability material to the Company or any of its subsidiaries could arise in respect of such multiemployer plans (other than those representations and warranties set forth in Sections 2.10(b) and (f), which shall be qualified only as expressly set forth therein).

         (b) With respect to each Plan, the Company has delivered, or will deliver within ten days of the date hereof, to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter;
(iii) any summary plan description and other written summaries (or a description of any Plan not in writing) by the Company or any of its subsidiaries to its employees concerning the extent of the benefits provided under a Plan; and
(iv) for the three most recent years: (I) the Form 5500 and attached schedules;
(II) audited financial statements; and (III) actuarial valuation reports; PROVIDED, however, with respect to any multiemployer plan, the Company shall only be obligated to deliver any of the foregoing documents to the extent such documents are in the possession of the Company or its subsidiaries.

         (c) Except as specifically set forth in Section 2.10(c) of the Company Disclosure Schedule: (i) each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and if intended to be qualified within the meaning of section 401(a) of the Code has received a favorable IRS determination letter that it is so qualified and since the date of such letter the Company has no knowledge of any event that would adversely affect such qualification; (ii) with respect to any Plan, no actions, audits, investigations, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Company's knowledge, threatened which could, if adversely determined, result in liability; (iii) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under section 4975 of the Code or section 406 of ERISA, which would subject the Company, the Surviving Corporation, any of their subsidiaries, Purchaser or Parent to any taxes, penalties or other liabilities under section 4975 of the Code or sections 409 or 502(i) of ERISA; (iv) no Plan document (other than collective bargaining agreements and multiemployer plans) provides for an increase in benefits on or after the Closing Date; and (v) each Plan (other than collective bargaining agreements and multiemployer plans) may be amended or terminated without an increase in the obligations or liabilities (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the FY96 Balance Sheet); except, with respect to items (i)-(v), to the extent that any liability arising therefrom, individually or in the aggregate, would not have a Material Adverse Effect.

         (d) (i) No Plan has incurred any "accumulated funding deficiency" as such term is defined in section 302 of ERISA and section 412 of the Code (whether or not waived); (ii) no reportable event within the meaning of section 4043 or ERISA has occurred which could reasonably be expected to result in a material liability to the Company or any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of sections 414(b), (c), (m) or (o) of the Code) and no condition exists which could reasonably be expected to subject the Company or any member of its Controlled Group to a material fine under section 4071 of ERISA; and (iii) neither the Company nor any member of its Controlled Group has engaged in a transaction which could reasonably be expected to subject it to material liability under section 4069 of ERISA.

         (e) With respect to each of the Plans which is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, the assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

         (f) With respect to any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Company or any member of its Controlled Group has any liability or contributes: (i) the Company and each member of its Controlled Group has or will have, as of the Closing Date, made substantially all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement;
(ii) neither the Company nor any member of its Controlled Group has incurred any material withdrawal liability under Title IV of ERISA or, to the Company's knowledge, would be subject to such liability if, as of the Closing Date, the Company or any member of its Controlled Group were to engage in a complete withdrawal (as defined in section 4203 of ERISA) or partial withdrawal (as defined in section 4205 of ERISA) from any such multiemployer plan; (iii) to the Company's knowledge, no such multiemployer plan is in reorganization or insolvent (as those terms are defined in sections 4241 and 4245, respectively, of ERISA); and (iv) to the Company's knowledge, neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to material liability under section 4212(c) of ERISA.

         (g) Except as specifically set forth on Section 2.10(g) of the Company Disclosure Schedule, no Plan exists which could result in the payment to any employee of the Company or any of its subsidiaries of a material amount of money or other property or rights or accelerate or provide any other material rights or benefits to any such employee as a result of the transactions contemplated by this Agreement.

         (h)  Except as reserved for on the FY96 Balance Sheet, as set forth on
Section 2.10(h) of the Company Disclosure Schedule or as required by section 4980B of the Code, neither the Company nor any member of its Controlled Group has promised any former employee or other individual not employed by the Company or any member of its Controlled Group medical or other benefit coverage and neither the Company nor any member of its Controlled Group maintains or contributes to any plan or arrangement providing medical or life insurance benefits to former employees, their spouses or dependents or any other individual not employed by the Company or any member of its Controlled Group.

         SECTION 2.11 TAX MATTERS. For purposes of this Agreement, "TAXES" shall mean all United States federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts, and "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. Except as disclosed in
Section 2.11 of the Company Disclosure Schedule:

         (i) All Tax Returns required to be filed by or with respect to the Company and any of its subsidiaries have been timely filed, and all such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries has timely paid all Taxes that are due, have been claimed or asserted by any taxing authority to be due or could be due from or with respect to them for the periods prior to the date hereof. The Company and its subsidiaries do not file any Tax Returns in any jurisdiction other than those set forth in Section 2.11(i) of the Company Disclosure Schedule. The Company and its subsidiaries file Tax Returns in all jurisdictions where required to file Tax Returns.

         (ii) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the

Company or its subsidiaries, other than with respect to Taxes not yet due and payable.

         (iii) The Tax Returns of the Company and its subsidiaries have not been audited or examined by any taxing authority, and the statute of limitations has expired for all periods other than those specified in Section 2.11(iii) of the Company Disclosure Schedule. To the knowledge of the Company, since December 31, 1992, no issue relating to the Company has been raised in writing by any taxing authority in any audit or examination which, by application of the same or similar principles, would reasonably be expected to result in a material deficiency for any subsequent period (including periods subsequent to the Closing Date). There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its subsidiaries for any taxable period, and no power of attorney granted by or with respect to the Company or any of its subsidiaries relating to Taxes is currently in force. No closing agreement pursuant to section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any of its subsidiaries and no ruling has been received by the Company or any of its subsidiaries from any taxing authority.

         (iv) Neither the Company nor any of its subsidiaries have been a member of a group for federal, state or local income tax purposes other than the group of which the Company is the common parent and neither the Company nor any of its subsidiaries is subject to liability for Taxes to any person, including, without limitation, liability arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

         (v) No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or threatened with respect to any Taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by or with respect to the Company or any of its subsidiaries. No assessment of Tax not yet paid or accrued in the Interim Balance Sheet or the Santee Interim Balance Sheet has been proposed in writing against the Company or any of its subsidiaries or any of their assets or properties.

         (vi) No consent to the application of section 341(f)(2) of the Code
(or any predecessor provision) has been made or filed by or with respect to the Company or any of its subsidiaries or any of their assets or properties. None of the assets or properties of the Company or any of its subsidiaries is (A) an asset or property that is or will be required to be treated as described in section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of section 168(h)(1) of the Code.

         (vii) Neither the Company nor any of its subsidiaries has been or is currently in material violation (or, with or without notice or lapse of time or both, would be in material violation) of any applicable law or regulation relating to the payment or withholding of Taxes. The Company and each of its subsidiaries has in all material respects duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws and regulations.

         (viii) As of the Closing, the Company and its subsidiaries will not be a party to, be bound by or have any obligation under any Tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person.

         (ix) There is no contract or agreement, plan or arrangement by the Company or any of its subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of section 280G of the Code.

         (x) Neither the Company nor any of its subsidiaries is a shareholder of a "controlled foreign corporation" as defined in section 957 of the Code, is a member of a partnership or other pass-through entity or is a "personal holding company" as defined in section 542 of the Code.

         SECTION 2.12  ENVIRONMENTAL MATTERS. (a)  Except as set forth in
Section 2.12 of the Company Disclosure Schedule and other than such exceptions to any of the following as would not, individually or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Company:

              (i) (A) the Company and its subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws (as defined below); and (B) the Company and its subsidiaries reasonably believe that they will, and will not incur expense to, timely attain and maintain compliance with all Environmental Laws (including, without limitation, obtaining, renewing and complying with Environmental Permits) applicable to any of their current operations or properties or to any of their planned operations;

              (ii) (A) the Company and its subsidiaries hold all Environmental Permits (as defined below) (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are, and within the period of all applicable statutes of limitation have been, in compliance with all such Environmental Permits; and (B) the Company and its subsidiaries reasonably believe that each transfer or renewal of, or reapplication for, any Environmental Permit required as a result of the Merger will be, and will not entail expense to be, timely effected;

              (iii) no review by, or approval of, any governmental authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement;

              (iv) neither the Company nor any of its subsidiaries has received any Environmental Claim (as defined below) against any of them, and no such Environmental Claim is being threatened; and

              (v) Hazardous Materials (as defined below) are not present on or in any property owned, leased, or operated by the Company or any of its subsidiaries, that would be reasonably likely to form the basis of any Environmental Claim against any of them; and no Hazardous Materials are present on any other property that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries (including, without limitation, any Environmental Claim against any person whose liability the Company or any of its subsidiaries has or may have retained or assumed, whether contractually, by operation of law or otherwise, or against any real or personal property formerly owned, leased or operated, in whole or in part, by the Company or any of its subsidiaries).

         (b) For purposes of this Agreement, the terms below shall have the following meanings:

              "ENVIRONMENTAL CLAIM" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice (written or oral) of noncompliance, violation, or liability, by any person asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

              "ENVIRONMENTAL LAWS" means all foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law regulating in any manner pollution or protection of the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species) or of human health as it may be affected by exposure to any pollutant, contaminant or similar substance or by any condition in the environment.

              "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, exemptions and other filings with or authorizations by any governmental authority under any Environmental Law.

              "HAZARDOUS MATERIALS" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity, and all other materials and forces, whether or not defined as such, that are regulated pursuant to any Environmental Law or that could result in liability under any Environmental Law.

         (c) With respect to the matters covered by this Section 2.12 (and despite the possibility that other representations and warranties herein may also purport to cover such matters), the representations and warranties contained in this Section 2.12 shall be deemed the sole and exclusive representations and warranties made by the Company concerning such matters.

         SECTION 2.13 LABOR MATTERS. Section 2.13 of the Company Disclosure Schedule sets forth a list of each collective bargaining agreement or other contract or agreement with any labor organization or other representative of employees to which the Company or any of its subsidiaries is party or which is being negotiated. Such list sets forth the factory, plant or other location and the labor organization or other employee representative involved and the approximate number of employees covered by such contact or agreement. Except as specifically set forth in Section 2.13 of the Company Disclosure Schedule:(i) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened with regard to employees of the Company or any of its subsidiaries;(ii) there is no labor strike, slowdown, work stoppage, lockout, dispute or other similar labor controversy in effect, or otherwise affecting, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and neither the Company nor any subsidiary of the Company has experienced any such labor controversy within the past three years;(iii) no representation question exists or has been raised respecting employees of the Company or any of its subsidiaries within the past three years, nor to the knowledge of the Company are there any campaigns being conducted to solicit cards from the employees of the Company or any subsidiary of the Company to authorize representation by any labor organization;(iv) neither the Company nor any subsidiary of the Company is party to, or is otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices of the Company or any subsidiary of the Company;(v) the Company and each subsidiary of the Company are in compliance in all respects material to the Company's business with all applicable laws, agreements (including consent decrees), contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, including all laws, agreements (including consent decrees), contracts and policies precluding discrimination in employment or the wrongful or improper discharge of employees; (vi)neither the Company nor any of its subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years, nor has the Company or any of its subsidiaries planned or announced any such action or program for the future, other than the intended closing of the current Santee dairy facilities in connection with the relocation of Santee's operations to a new facility;(vii) the Company and its subsidiaries have not incurred any liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act of 1988 ("WARN");(viii) the Company and each subsidiary are in compliance in all material respects with their obligations pursuant to WARN, and in all respects material to the Company's business with all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise with regard to employees of the Company, and its subsidiaries; and
(ix) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened against either the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 2.14 REAL PROPERTY. (a) Section 2.14(a) of the Company Disclosure Schedule contains a complete and correct list of all real property owned by the Company and its subsidiaries, including any buildings, structures and improvements thereon or appurtenances thereto, setting forth the address and owner of each parcel of real property and describing all improvements thereon. There are no outstanding options or rights of first refusal to purchase any of such real property, or any portion thereof or interest therein.

         (b) Section 2.14(b) of the Company Disclosure Schedule contains a complete and correct list of all real property leased by the Company and its subsidiaries (together with the real property described in Section 2.14(a), the "REAL PROPERTY") setting forth the address, landlord and tenant for each lease and within five business days after the date hereof, the Company will deliver to Parent correct and complete copies of all such leases. Each such lease is the legal, valid, binding, enforceable obligation of the Company or its subsidiary party thereto and, to the knowledge of the Company, of each other party thereto and, to the knowledge of the Company, is in full force and effect. None of the Company, its subsidiaries or, to the knowledge of the Company, any other party is in material default, violation or breach in any respect under any such lease, and to the knowledge of the Company no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach in any respect under any such lease. The Company and its subsidiaries enjoy peaceful and undisturbed possession under such leases for such leased real property sufficient for current use and operations.

         (c) There are no eminent domain or other similar proceedings pending or, to the knowledge of the Company or with respect to which the Company or any of its subsidiaries have been contacted in writing, threatened affecting any portion of the Real Property. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding pending or, to the knowledge of the Company, threatened relating to the ownership, lease, use or occupance by the Company or any of its subsidiaries of any of the Real Property.

         (d) To the knowledge of the Company, the current use of the Real Property in the conduct of the business of the Company and its subsidiaries does not violate in any material respect any instrument of record or agreement affecting the Real Property. To the knowledge of the Company, there is no material violation of any covenant, condition, restriction, easement or order of any governmental authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the Real Property or the use or occupancy thereof.

         (e) To the knowledge of the Company, the Real Property is in compliance in all material respects with all applicable building, zoning, subdivision and other land use and similar applicable laws, rules and regulations affecting the Real Property, and neither the Company nor any subsidiary has received any notice of any material violation or claimed violation of any such laws, rules and regulations within the past three years which have not been resolved.

         (f) The Company and its subsidiaries have good (and, in the case of owned Real Property, marketable) title to, or a valid and binding leasehold interest in, the Real Property free and clear of all liens and encumbrances except (i) as set forth in Section 2.14(f) of the Company Disclosure Schedule,
(ii) liens for Taxes, assessments and other governmental charges not yet due and payable; (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers', or other like liens arising or incurred in the ordinary course of business, (iv) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions which would be shown by a current title report; (v) zoning, building and other similar restrictions; (vi) subleases and licenses by the Company and its subsidiaries to third parties listed on Section 2.14(f) of the Company Disclosure Schedule, correct and complete copies of which the Company will deliver to Parent within five business days after the date hereof; and
(vii) other liens and encumbrances which, individually or in the aggregate with respect to each parcel of Real Property, do not materially adversely affect the Company's or its subsidiary's possession and current use thereof.

         SECTION 2.15 BROKERS. No broker, finder or investment banker (other than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 2.16 MATERIAL CONTRACTS; DEFAULTS. Set forth in Section 2.16 of the Company Disclosure Schedule is a true and correct list of all material contracts, leases, licenses or other agreements to which the Company or any of its subsidiaries is a party or by which it or any such subsidiary or any of their respective assets is bound (the "MATERIAL CONTRACTS"), including any such agreements involving the expenditure (or the transfer of assets or services) by any party thereto in an aggregate amount or with an aggregate value in excess of $200,000 in any year, but excluding from such list (but not from the definition of Material Contracts) those agreements set forth in Section 2.10, 2.11, 2.13 or
2.14 of the Company Disclosure Agreement. The Company has delivered to Parent correct and complete copies of all such Material Contracts. Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, except for those defaults which would not, either individually or in the aggregate, have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party.

         SECTION 2.17 INTELLECTUAL PROPERTY. The Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any material liens or other encumbrances) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the business, operations, assets, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate give rise to any liability on the part of the Company and its subsidiaries which would have a Material Adverse Effect. To the knowledge of the Company, no person is infringing on any right of the Company or any of its subsidiaries with respect to any such patents, trademarks, trade names, copyrights, technology, know-how or processes.

         SECTION 2.18 DISCLOSURE. None of the information included or disclosed by the Company in its representations and warranties herein or in the Company Disclosure Schedule is false or misleading in any respect, or contains any misstatement of fact or, to the Company's knowledge, as to the Company Disclosure Schedule omits to state any facts required to be stated to make such information not misleading, in all cases except to the extent that any such false or misleading representations, misstatements and omissions are not material to the business, operations, assets, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole or to the ability of the Company to perform its obligations hereunder.


                                     ARTICLE III

                          REPRESENTATIONS AND WARRANTIES OF
                                 PARENT AND PURCHASER

         Parent and Purchaser hereby jointly and severally represent and warrant to the Company that:

         SECTION 3.1 CORPORATE ORGANIZATION. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, materially impair the ability of Parent or Purchaser to perform its obligations hereunder.

         SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has the corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the respective boards of directors of Parent and Purchaser and by the sole stockholder of Purchaser and, other than filing and recordation of appropriate merger documents as required by the CCC, no other corporate proceedings on the part of either Parent or Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms.

         SECTION 3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not: (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Purchaser; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which either of them or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger or to materially impair the ability of Parent or Purchaser to perform its obligations hereunder.

         (b) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for the HSR Act, (ii) the filing and recordation of appropriate merger or other documents as required by the CCC, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger or to materially impair the ability of Parent or Purchaser to perform its obligations hereunder.

         SECTION 3.4 WARN. Parent is not planning or contemplating, and has not made or taken, any decisions or actions concerning the Company or its subsidiaries with respect to the 90-day period following the Closing that would require the service of notice under WARN.


                                      ARTICLE IV

                        CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.1  CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER.
The Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement pursuant to Section 7.1 and the Effective Time, unless Parent shall otherwise agree in writing in advance, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

         (a) Amend its Articles of Incorporation or By-Laws or equivalent organizational documents, except for the suspension of Article X of the Company's By-laws until the Effective Time and, subject to Section 6.3(e), for any amendments to the Articles of Incorporation and By-laws of Santee required by the issuance of preferred stock to the Company and Stater Bros. as described in Section 4.1(b);

         (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except, subject to Section 6.3(e), for the issuance of shares of preferred stock of Santee to the Company and to Stater Bros. as compensation for the $4.795 million capital contribution made by the Company and Stater Bros. and for the transfer of no more than 1% (on a fully-diluted post-transfer basis) of the shares of common stock and no more than 1% (on a fully-diluted post-transfer basis) of the shares of preferred stock of Santee by the Company to Stater Bros. for approximately $205,000 pursuant to the Santee Agreements) or (B) any assets of the Company or any of its subsidiaries with an individual value in excess of $50,000 or an aggregate value as to all such assets of $500,000, except for (i) sales of inventory and Company vehicles in the ordinary course of business and in a manner consistent with past practice, (ii) the sale of the Company's store described in Section 4.1(b) of the Company Disclosure Schedule and (iii) the contemplated sale by Santee of its assets located at its current plant to Copeland Beverage Group, substantially in accordance with the terms set forth in the letter of intent dated as of October 14, 1996 between Santee and Copeland Beverage Group, after Santee has relocated to a facility currently under construction;

         (c) Except for the repurchase or redemption of Company Preferred Stock pursuant to Section 5.10 and except for dividends by the Company's wholly-owned subsidiaries, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (d) Except as set forth on Section 4.1(d) of the Company Disclosure Schedule and for the repurchase or redemption of Company Preferred Stock pursuant to Section 5.10, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) Except as set forth in Section 4.1(e) of the Company Disclosure Schedule:(i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (except for the purchase of inventory in the ordinary course of business) any assets;(ii) sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of or subject to any lien any of its assets (including capital stock of subsidiaries), except for the sale of inventory in the ordinary course of business or pursuant to any capital equipment lease contemplated by the Company's budget for fiscal year 1997 included as Appendix I to the Company Disclosure Schedule (the "COMPANY 1997 BUDGET") and except for the sale of Santee common stock and Santee preferred stock by the Company to Stater Bros.

    described in Section 4.1(b);(iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, other than borrowings in an aggregate amount not to exceed $10,000,000 in the ordinary course of business under the Company's existing lines of credit and any refinancings thereof (so long as no more than $2,000,000 of the proceeds thereof are used to make investments in or advances to Santee) and borrowings of up to the maximum permitted amount under Santee's existing lines of credit and any refinancings thereof;(iv) except for the Santee Agreements, enter into any contract or agreement other than in the ordinary course of business consistent with past practice or enter into, or amend or terminate any of its existing, joint venture arrangements; (v)enter into any commitments or transactions material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole;(vi) authorize any capital expenditure which is not specifically authorized in the Company 1997 Budget; or (vii) enter into or amend any contract, agreement, commitment or arrangement obligating it to take any of the actions set forth in this Section 4.1(e);

         (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement and described in Section 2.10(a) of the Company Disclosure Schedule and except for an increase in insurance coverage described in
    Section 4.1(f)(i) of the Company Disclosure Schedule of not more than the amount specified in such Section 4.1(f)(i), (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in all cases to the extent in the ordinary course of business in accordance with past practice, (ii) grant any severance or termination pay in excess of the Company's or its applicable subsidiary's current policies described in Section 2.10(a) of the Company Disclosure Schedule, (iii) except as specifically set forth in
    Section 4.1(f)(ii) of the Company Disclosure Schedule, enter into, or amend, any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, other than hiring and firing of employees who are not key employees, replacement hiring and payments of severance pursuant to the Company's or its applicable subsidiary's current policies described in Section 2.10(a) of the Company Disclosure Schedule, in all cases to the extent in the ordinary course of business in accordance with past practice, and other than suspending the Company's policy to repurchase Company Common Stock in connection with the suspension of Article X of the By-Laws of the Company, or (iv) except as required by applicable law or to preserve the tax status of any Plan, establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

         (h) Except as set forth in Section 4.1(h) of the Company Disclosure Schedule, make any Tax elections or settle or compromise any material federal, state, local or foreign Tax liabilities involving an aggregate amount in excess of $200,000;

         (i) Except as set forth in Section 4.1(i) of the Company Disclosure Schedule, settle or compromise any pending or threatened suits, actions or claims in a manner obligating the Company or any subsidiary thereof to pay, or waiving amounts claimed by the Company or any of its subsidiaries, in an aggregate amount (with respect to all such obligations and waivers) in excess of $500,000;

         (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

         (k) Except as set forth on Section 4.1(k) of the Company Disclosure Schedule, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

         (l) Effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its subsidiaries; or

         (m) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(l).

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

         SECTION 5.1 STOCKHOLDERS MEETING. The Company, acting through its Board of Directors, shall, in accordance with applicable law and the Company's Articles of Incorporation and By-Laws, (i) at Parent's sole option, either (A) as soon as practicable (but in any event no later than seven days from the date hereof) duly request the written consent of the requisite majorities of its stockholders for the approval of this Agreement and the transactions contemplated hereby, if such written consent has not already been duly given, or
(B) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable (but in no event later than January 15, 1996) for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "STOCKHOLDERS MEETING") and (ii) subject to its fiduciary duties under applicable law as determined in good faith by a majority of the Board of Directors of the Company based on the written advice of independent outside legal counsel to the Company, (A) make a unanimous recommendation by the Board of Directors of the Company that the stockholders of the Company vote or give their written consent in favor of the approval of this Agreement and the transactions contemplated hereby and (B) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.

         SECTION 5.2 ESCROW AGREEMENT. At or prior to the Effective Time, Parent and the Stockholders' Representative shall select an escrow agent (the "ESCROW AGENT") and shall enter into an escrow agreement in the form of Exhibit B (as amended, supplemented or otherwise modified, the "ESCROW AGREEMENT") with such Escrow Agent.

         SECTION 5.3  ACCESS TO INFORMATION; CONFIDENTIALITY.    (a) From the
date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent and financing sources who shall agree to be bound by the provisions of this Section 5.3(a) as though a party hereto, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may from time to time be requested. All information received by Parent and such other persons hereunder shall be governed by the provisions of the letter agreement dated July 25, 1996 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), which shall continue in full force and effect following the execution of this Agreement.

         (b) The Company agrees that it will not, and will cause its subsidiaries not to, prior to the Effective Time, without the prior written consent of Parent, disclose to any other person (other than its attorneys, accountants, agents and other representatives and agents who have a need to know such information and are advised of and agree to abide by the confidentiality restrictions herein set forth) the existence or terms of this Agreement, the terms or status of any transactions contemplated hereby or (except as expressly permitted pursuant to Section 5.4) any material information concerning the Company (or the Surviving Corporation) and its subsidiaries; PROVIDED HOWEVER, that (i) the information subject to the foregoing provisions of this sentence shall be deemed not to include any information generally available to the public (other than as a result of disclosure in violation hereof by the Company or any of its affiliates, representatives or agents),(ii) the Company and its representatives and agents shall not be restricted from making such disclosures as are required by applicable law, provided Parent is provided prompt written notice of any such requirement in order to seek appropriate remedies with respect thereto and (iii) promptly following the date hereof, Parent and the Company will agree upon a plan under which the Company will be authorized to release and disseminate such information concerning the transactions contemplated hereby as may be relevant to its stockholders, employees, customers, suppliers and landlords.

         SECTION 5.4 NO SOLICITATION OF TRANSACTIONS. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries (other than the Santee Asset Sales). The Company (i) may, directly or indirectly, furnish information and access to any corporation, partnership, person or other entity or group, in each case (other than in the case of Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) only in response to a request for such information or access made after the date hereof which was not encouraged, solicited or initiated, directly or indirectly, by the Company, any of its affiliates or any of their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements, and (ii) may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company, but only if such entity or group has submitted a written proposal to the Company Board relating to any such transaction and the Company Board by a majority vote determines in its good faith judgment, based on the written advice of independent outside legal counsel to the Company, that failing to take such action would constitute a breach of the Company Board's fiduciary duty under applicable law. The Company Board shall notify Parent immediately if any such request or proposal (in each case whether written or oral) is made, shall deliver to Parent a copy of any written request or proposal and a description of any oral request or proposal so received by the Company Board and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Company Board withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. Except as set forth in this Section 5.4, none of the Company, its affiliates or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party.

         SECTION 5.5 EMPLOYEE BENEFITS MATTERS. (a) The Company shall or Parent shall cause the Company and the Surviving Corporation to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company which are specifically set forth in Section 2.10(a) of the Company Disclosure Schedule. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to the Effective Time.

         (b) At least until December 31, 1998, Parent shall cause the Surviving Corporation and its subsidiaries (i) to provide to each of their employees (other than employees covered by a collective bargaining agreement) those employee benefits which, at Parent's option, are either substantially similar, in the aggregate, to those provided to similarly situated employees of Parent and its other subsidiaries or are substantially similar, in the aggregate, to those currently provided by the Company and its subsidiaries and (ii) to provide to employees covered by collective bargaining agreements such benefits as shall be required under the terms of any applicable collective bargaining agreement; PROVIDED, HOWEVER, that nothing herein shall require the continuation of any plan, program or arrangement of the Company or any of its subsidiaries or shall interfere with the Surviving Corporation's or any of its subsidiaries' right or obligation to make such changes as are necessary to conform with applicable law or as are permitted under the terms of any such plan, program or arrangement.


         (c) After the Effective Time, Parent shall cause each employee benefit plan of the Surviving Corporation and its subsidiaries to give full credit for each employee's period of service with the Company and its subsidiaries prior to the Effective Time for all purposes for which such service was recognized under the Plans prior to the Effective Time, including, but not limited to, recognition of service for vesting, amount of benefits, eligibility to participate, and eligibility for disability and early retirement benefits and full credit for deductibles satisfied under the Plans toward any deductibles for the same period following the Effective Time, and shall cause to be waived any pre-existing condition limitation for any employee covered under a Plan immediately prior to the Effective Time; PROVIDED that past service credits shall not be given for benefit accrual purposes under any benefit plan which is a defined benefit plan, nor shall employees of the Company or its subsidiaries be entitled to participate in any retiree medical benefits not offered to new employees of the Surviving Corporation or its subsidiaries; and PROVIDED FURTHER that in no event shall credit be required to be given under any benefit plan which would result in duplicate benefits under any other benefit plan in respect of the same period of service.

         SECTION 5.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event known to such party the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure, and the occurrence of any event that is reasonably likely to cause a failure, of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.7 FURTHER ACTION; REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperation in the preparation and filing of any required filings under the HSR Act and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

         SECTION 5.8 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

         SECTION 5.9 REGISTRATION STATEMENT. Parent shall use reasonable efforts to prepare and file with the Securities and Exchange Commission promptly after the date hereof a registration statement on Form S-3 in connection with the issuance of securities of Parent as part of its long-term financing for the Merger (the "REGISTRATION STATEMENT"); PROVIDED that Parent shall have no obligation to file such Registration Statement until it has received all information and financial statements referred to in the following sentence and in Section 3.6 of the Principal Stockholders' Agreement. The Company agrees to cooperate with Parent in the preparation of the Registration Statement and will furnish to Parent for inclusion in the Registration Statement all information and financial statements reasonably requested by Parent relating to the Company and its subsidiaries required to be set forth in the Registration Statement under the Securities Act and the rules and regulations promulgated thereunder or which Parent otherwise deems advisable to include in the Registration Statement. The Company covenants and agrees that the information and financial statements provided for use in the Registration Statement shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. The Company agrees to correct promptly any information or financial statements provided by it for use in the Registration Statement which shall have become false or misleading prior to the time the Registration Statement is declared effective.

         SECTION 5.10 REDEMPTION OF PREFERRED STOCK. Prior to the Effective Time, the Company shall have completed the repurchase or redemption of all outstanding shares of Company Preferred Stock for a repurchase or redemption price of $.01 per share.

         SECTION 5.11 WAIVER OF OPTION TO REPURCHASE SHARES. The Company hereby waives any and all obligations of the holders of Shares under Article X of the Company's By-Laws to notify the Company of their intent to surrender Shares pursuant to Article I hereof or to offer such Shares to the Company prior to such surrender, and shall notify each holder of such waiver in anticipation of the Merger.

         SECTION 5.12 WARN. Parent agrees that it will not take any action which causes the notice provisions of WARN to be applicable to the transactions contemplated by this Agreement.

         SECTION 5.13  DIRECTORSHIP.  At his request, Parent shall cause Roger
K. Hughes to be appointed as a director of Parent promptly following the Closing and to be nominated by Parent for re-election as a director in the slate of directors recommended by management of Parent, if he should so desire, at Parent's next-ensuing meeting of stockholders at which directors, or the class of directors to which he is appointed, stand for election.

         SECTION 5.14 SANTEE AGREEMENTS. The Company shall deliver to Parent, as soon as each of them is available, copies of (i) all material agreements relating to the construction by Santee of a new plant and the contemplated change in the Company's equity interest in Santee, including those agreements relating to the financing of such new facility, to any new investments in or advances to Santee by the Company and to the corporate governance of Santee following the contemplated change in the Company's equity interest, which (x) have been executed or agreed to by the relevant parties or (y) if not so executed or agreed, are in draft form but generally reflect the essential agreement in principle of the relevant parties with respect thereto, and (ii) all material revisions, amendments or other modifications to any such agreements and drafts (the executed or most recent drafts of all such agreements, as so revised, amended or otherwise modified, collectively, the "SANTEE AGREEMENTS", and together with any other related arrangements or agreements in principle among any of the Company, Stater Bros., Santee and/or the financing sources for the new Santee facility not embodied in the Santee Agreements, the "SANTEE ARRANGEMENTS").

         SECTION 5.15 PAYMENT OF CERTAIN LOANS. The Company shall cause each of its stockholders who owes any amount to the Company, whether in connection with such holder's purchase of Shares, the loan described in Section 2.8(ix) or otherwise, to pay such amount, together with any then-accrued interest thereon, out of the proceeds of the Cash Consideration received in respect of such holder's Shares on the Closing Date or such later date as such holder receives such Cash Consideration (which proceeds the Company hereby represents and warrants will be sufficient to make such payments in the case of each such stockholder).

         SECTION 5.16 PAYMENT OF TRANSACTION EXPENSES. The Company shall pay when due the Transaction Expenses set forth in the Transaction Expenses Statement.

                                      ARTICLE VI

                                 CONDITIONS OF MERGER

         SECTION 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) This Agreement shall have been approved by the affirmative vote or written consent of the stockholders of the Company in accordance with the Company's Articles of Incorporation and By-Laws and the CCC.

         (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

         (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

         SECTION 6.2 CONDITION TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional condition:

Parent and Purchaser shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date; the representations and warranties of Parent and Purchaser contained in this Agreement qualified as to materiality shall be true in all respects, and those not so qualified shall be true in all material respects, in each case when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except that those representations and warranties made as of a specific date shall be true in all respects (or all material respects, as the case may be) on and as of such date; and the Company shall have received a certificate signed by an authorized officer of Parent to the foregoing effect.

         SECTION 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligations of Parent and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) Each of the Company and the Principal Stockholders shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement and the Principal Stockholders Agreement, respectively, required to be performed or complied with at or prior to the Closing Date; the representations and warranties of the Company and each of the Principal Stockholders contained in this Agreement and the Principal Stockholders Agreement, respectively, qualified as to materiality shall be true in all respects, and those not so qualified shall be true in all respects material to the Company's business, in each case when made and, except for the Agreed Exceptions, on and as of the Closing Date with the same force and effect as if made on and as of such date, except that those representations and warranties made as of a specific date shall be true in all respects (or all respects material to the Company's business, as the case may be) on and as of such date; and Parent shall have received certificates signed by an authorized officer of the Company and by the Stockholders' Representative on behalf of each of the Principal Stockholders to the foregoing effect. "AGREED EXCEPTIONS" shall mean those exceptions to the representations and warranties of the Company contained in this Agreement which are specifically identified in the aforementioned Company officer certificate and which relate solely to circumstances arising after the date hereof affecting economic or physical conditions in Southern California in general (such as, but not limited to, earthquakes, widespread floods and fires, storms, riots, acts of war, reductions in population, workforce or general income levels and other events or developments affecting the Southern California economy as a whole) but excluding third-party conduct or actions aimed at or relating to the grocery market in Southern California in general (such as, but not limited to, labor actions, class litigation, boycotts and actions of competitors).

    (b) No action or proceeding shall be pending against the Company or Parent before any United States federal or state court of competent jurisdiction which action or proceeding has been brought by a United States federal or state governmental, regulatory or administrative agency or authority and which is reasonably likely to have a Material Adverse Effect or to prohibit, restrain, enjoin or restrict the consummation of the Merger.

    (c) All consents, approvals, authorizations and permits of, actions by, filings with or notifications to, governmental or regulatory authorities and third parties required in connection with the Merger, including those set forth in Sections 2.5(a)(ii), 2.5(a)(iii) and 2.5(b) of the Company Disclosure Schedule but excluding the Immaterial Consents, shall have been obtained, taken or made; PROVIDED that this condition shall be deemed satisfied with respect to (i) landlords' consents, liquor authority approvals and other material consents and approvals required for the ownership and operation of the Company's and its subsidiaries' grocery stores if all such consents and approvals are obtained with respect to at least 50 such stores which accounted for at least 95% of the consolidated sales of the Company and its subsidiaries for the period from and including February 27, 1995 to and including the date of the Interim Balance Sheet and (ii) any consents and approvals of a third party which are proffered by such third party to the Company for acceptance conditioned only on the Company agreeing to an increased obligation (such as an increase in rent or interest rates) and it can be established that such request for an increased obligation arose specifically because of a perceived difference in credit quality between Parent and the Company.

    (d) The Company shall have redeemed all outstanding shares of Company Preferred Stock for $.01 per share.

    (e) The financing arrangements with respect to the new Santee facility shall be set forth in definitive Santee Agreements, such Santee agreements and all other Santee Agreements shall have been executed and delivered and the terms of all Santee Agreements and any other Santee Arrangements shall be reasonably satisfactory to Parent, it being understood that this condition will be deemed satisfied if the terms of such agreements and arrangements are not materially adverse to the Company's or Santee's respective businesses, operations, assets, prospects, financial condition or results of operations and would not materially impair the Company's ability to influence the operations of Santee.

    (f) The total capital cost of constructing Santee's new plant, based on the most recent budget and other projections available to the Company as of the Closing Date, does not exceed $105 million.

    (g) There shall not have occurred and be continuing for at least ten consecutive trading days (i) a decline of 20% or more in the Dow Jones Average of Industrial Stocks from the November 20, 1996 closing level, (ii) an increase of the yield on ten-year U.S. Treasury notes to 8.50% per annum or higher or
(iii) a similar material disruption in the financial, banking or capital markets which makes it impracticable for Parent and Purchaser to obtain the necessary financing for the Merger.

         SECTION 6.4 NO FINANCING CONDITION. Except to the extent set forth in Section 6.3(g), Purchaser's obligations to consummate the Merger pursuant to this Agreement are not conditioned upon its ability to raise sufficient funds to do so. If the Company terminates this Agreement pursuant to Section

7.1(b) at a time when (i) all the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived (for purposes of this clause (i) only, a condition shall be considered satisfied if the Company and the Principal Stockholders stand ready to satisfy such condition within one business day without action by any third party and Parent has been so notified in writing) and (ii) Parent does not have available all funds necessary to pay the full amount of the Cash Consideration and the initial Escrow Fund hereunder, then, upon such termination, Purchaser shall be deemed to have breached its obligations to consummate the Merger hereunder.

                                     ARTICLE VII

                          TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, notwithstanding approval thereof by the stockholders of the Company:

         (a) By mutual written consent of Parent, Purchaser and the Company;

         (b) By either Parent or the Company, if the Merger shall not have been consummated on or before the date which is five months following the date hereof, which date may be extended by the mutual written consent of Parent and the Company;

         (c) By the Company, if any of the conditions specified in Section 6.1 or 6.2 have not been met or waived by the Company, but only at and after such time as such condition can no longer be satisfied;

         (d)  By Parent, if any of the conditions specified in Section 6.1 or
    6.3 have not been met or waived by Parent, but only at and after such time as such condition can no longer be satisfied;

         (e) By either Parent or the Company, if the stockholders of the Company shall have failed to adopt this Agreement and approve the Merger by written consent or at the Stockholders Meeting;

         (f) By Parent or the Company if any court of competent jurisdiction or other governmental body having jurisdiction within shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

         (g) By Parent if prior to the Closing Date (i) the Company Board shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement or the Merger or shall have recommended a Third Party Acquisition (as defined below), or shall have resolved to effect any of the foregoing,(ii) any person other than Parent or any of its affiliates and other than the Principal Stockholders shall have become the beneficial owner of more than 25% of the shares of Company Common Stock or (iii) there shall have been a material breach on the part of any Principal Stockholder of any representation, warranty, covenant or agreement on the part of any Principal Stockholder contained in Section 2, 3 or 6 of the Principal Stockholders Agreement which shall not have been cured prior to 10 days following notice of such breach; or

         (h) (i) By Parent at any time that the condition specified in Section 6.3(g) shall not be satisfied or waived or (ii) by the Company if Parent shall not have waived the condition specified in Section 6.3(g) within five business days after the Company shall have delivered to Parent written notice that the condition specified in 6.3(g) is not satisfied and requesting Parent's waiver of such condition.

         "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of control of the Company by merger, tender offer or otherwise by any person other than Parent or any of its subsidiaries (a "THIRD PARTY"); (ii) the acquisition by a Third Party of 25% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 25% or more of the outstanding Company Common Stock resulting in parties to the Principal Stockholders Agreement no longer having the right to elect more than 75% of the directors of the Company; (iv) the adoption by the Company of a plan of liquidation; or (v) the repurchase by the Company or any of its subsidiaries of a majority of the outstanding Company Common Stock; PROVIDED, however, that transfers of shares of Company Common Stock among parties to the Principal Stockholders Agreement shall not be deemed to constitute the acquisition of control or the acquisition of shares for purposes of this paragraph.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 7.3; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for any breach hereof.

         SECTION 7.3  FEES AND EXPENSES.

         (a) If this Agreement is terminated pursuant to Section 7.1(a), (e) or
(g), or pursuant to Section 7.1(c) or (d) by reason of a failure to satisfy the condition specified in

Section 6.1(a), and within twelve months after such termination a Third Party Acquisition occurs, then the Company shall pay to Parent and Purchaser on or prior to the date of such occurrence a fee, in cash, of $7,200,000, PROVIDED, HOWEVER, that the Company shall in no event be obligated to pay more than one such fee with respect to all such transactions and occurrences and such termination.

         (b) If this Agreement is terminated pursuant to Section 7.1(h), then Parent shall pay to the Company on the date of such termination a fee, in cash, of $10,000,000.

         (c) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 7.5 WAIVER. (a) At any time prior to the Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         (b) If Purchaser or Parent, on the one hand, or the Company, on the other, elects to proceed with the Closing after receiving written notice from the other party stating specifically, and the extent to which, any condition in its favor has not been satisfied or any representation, warranty or covenant by the other party has been breached (a "KNOWN BREACH"), then such Known Breach shall be deemed to be waived by such party, and such party shall be deemed to fully waive any and all claims, demands or charges in respect of such Known Breach.


                                     ARTICLE VIII

                                      INDEMNITY

         SECTION 8.1  INDEMNIFICATION.  Subject to the limitations set forth in
Section 8.4, from and after the Effective Time, Parent, the Surviving Corporation and their respective affiliates, officers, directors, employees and representatives (the "INDEMNIFIED PARTIES") shall be indemnified and held harmless solely out of and to the extent of the Escrow

Fund in accordance with the procedures set forth in the Escrow Agreement from and against any and all losses, debts, liabilities, damages, obligations, claims, demands, payments, judgments or settlements of any nature or kind, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise) relating thereto and including any such losses and the like relating to the payment of Taxes (collectively, "LOSSES"), including any Losses relating to Third Party Claims (as defined in Section 8.3(a) hereof), arising out of or resulting from (i) any breach of any representation or warranty by the Company or any Principal Stockholder contained herein or in the Principal Stockholders Agreement, respectively, (ii)any breach of any covenant or agreement of the Company or any Principal Stockholder contained herein or in the Principal Stockholders Agreement, respectively, or (iii) any (A) violation of or liability under any Environmental Law by the Company (or the Surviving Corporation) or any of its subsidiaries or for which any of them is otherwise responsible, or (B) the existence of any Hazardous Materials at (or their migration to) any location that at any time gives rise to any obligation of the Company (or the Surviving Corporation) or any of its subsidiaries under the Environmental Laws as in effect on the Closing Date to investigate or remediate, or to pay for investigation or remediation, but only if and to the extent such violation occurred or began or such liability arose, or such Hazardous Materials were at or migrating to such location or were disposed of by or on behalf of the Company or such subsidiary, prior to the Closing Date (and, to the extent any such condition continued or worsened following the Closing Date, until Parent or any of its subsidiaries discovered such condition and had a reasonable opportunity to halt or eliminate such condition), and such violation, liability or obligation was not specifically identified in Section 2.12 of the Company Disclosure Schedule (all Losses described by this clause (iii), "ENVIRONMENTAL LOSSES").

         SECTION 8.2 PROCEDURE FOR CLAIMS FROM THE ESCROW FUND. (a) Parent shall give reasonably prompt written notice to the Stockholders' Representative and the Escrow Agent (PROVIDED that the notice to the Escrow Agent shall include evidence of the notice given to the Stockholders' Representative) of any claim or event other than Third Party Claims with respect to which Parent believes an Indemnified Party is or may be entitled to indemnification pursuant to Section
8.1 hereof (a "NOTICE OF CLAIM"), PROVIDED, HOWEVER, that the failure of Parent to give notice as provided in this Section 8.2(a) shall not affect the indemnification obligations hereunder except to the extent that such indemnification obligations (or any defense thereof) are actually prejudiced or materially increased by such failure to give notice. The Notice of Claim shall state the nature and basis of said claim or event, the amount thereof to the extent known and the basis of Parent's belief that such Indemnified

Party is or may be entitled to indemnification with respect thereto.

         (b) If within 30 days from the date of actual receipt of a Notice of Claim by the Stockholders' Representative and the Escrow Agent, the Stockholders' Representative shall not have given notice to Parent and the Escrow Agent that there is or may be a dispute relating in any way to such Notice of Claim or the matters set forth therein, or both, then the Escrow Agent shall pay or disburse the amount set forth in the Notice of Claim out of (but only to the extent of) the then remaining balance of the Escrow Fund to Parent for the benefit of such Indemnified Party promptly after the expiration of such 30-day period and shall give notice of such payment or disbursement to the Stockholders' Representative.

         (c) If within 30 days from the date of actual receipt of a Notice of Claim by the Stockholders' Representative and the Escrow Agent, the Stockholders' Representative shall have given notice to Parent and the Escrow Agent that there is or may be a dispute relating in any way to such Notice of Claim or the matters set forth therein, or both (a "NOTICE OF DISPUTED CLAIM"), then payment shall be made by the Escrow Agent only to the extent of the undisputed amount out of (and only to the extent of) the then remaining balance of the Escrow Fund pending the resolution of such dispute in accordance with the provisions of this Section 8.2. The amount in dispute as set forth in the Notice of Disputed Claim shall, after such Notice of Disputed Claim has been given, remain in and part of the Escrow Fund until the termination of the Escrow Agreement or, if earlier, until such time as the Escrow Agent receives either
(x) a joint statement from the Stockholders' Representative and Parent setting forth the resolution of such dispute and, if applicable, authorizing the payment or disbursement by the Escrow Agent of such amount or any portion thereof that the parties shall have mutually agreed upon, or (y) a copy of a final and non-appealable order or determination from an arbitrator or a court of competent jurisdiction setting forth the resolution of such dispute and, if applicable, directing the payment or disbursement by the Escrow Agent of such amount or any portion thereof. Upon receipt of such joint statement or order or determination, the Escrow Agent shall promptly pay, out of (but only to the extent of) the then remaining balance of the Escrow Fund, the amount authorized or directed to be paid or disbursed as set forth therein and shall give prompt notice of such payment or disbursement to the Stockholders' Representative.

         SECTION 8.3 PROCEDURE FOR THIRD PARTY CLAIMS. (a) Parent, on behalf of itself or another Indemnified Party, shall give reasonably prompt written notice to the Stockholders' Representative and the Escrow Agent of any and all Losses or potential Losses arising out of or resulting from any claim, action, suit or proceeding brought by any third party in connection with any litigation, administrative proceedings or similar actions (collectively, "THIRD PARTY CLAIMS") with respect to which such Indemnified Party believes it is entitled to indemnification under Section 8.1, together with an estimate of the amount in dispute thereunder and a copy of any claim, process, legal pleadings or correspondence with respect thereto received by the Indemnified Party, PROVIDED, HOWEVER, that the failure of the Indemnified Party to give notice as provided in this Section 8.3(a) shall not affect the indemnification obligations hereunder except to the extent that such indemnification obligations are actually prejudiced or materially increased by such failure to give notice. Within 30 days of actual receipt of such notice, the Stockholders' Representative may, by written notice to the Indemnified Party, assume the defense of such Third Party Claim through counsel of its own choosing and with all expenses thereof to be paid by and to the extent of the Escrow Fund pursuant to Section 8.3(d), in which event the Indemnified Party may participate in the defense thereof with all expenses thereof to be paid by such Indemnified Party (and, in any case, not from the Escrow Fund), PROVIDED that such Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party if a conflict of interest between the Stockholders' Representative and such Indemnified Party exists with respect to such Third Party Claim which, without waiver by such Indemnified Party, would prevent counsel selected by the Stockholders' Representative from acting on behalf of such Indemnified Party, in which case all reasonable expenses of such separate counsel shall be paid by and to the extent of the Escrow Fund pursuant to Section 8.3(d). If the Stockholders' Representative fails to assume the defense of such Third Party Claim by delivering a written notice of the Stockholders' Representative's intention to assume such defense within 30 days of receipt of the initial notice thereof, or thereafter abandons or fails to diligently pursue such defense, the Indemnified Party may assume such defense and the reasonable fees and expenses of its counsel shall be paid by and to the extent of the Escrow Fund pursuant to Section 8.3(d). In the event the Stockholders' Representative exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Stockholders' Representative in such defense and make available to the Stockholders' Representative all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Stockholders' Representative, with all reasonable expenses of the Indemnified Party incurred in connection therewith to be paid by and to the extent of the Escrow Fund pursuant to Section 8.3(d). In the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Stockholders' Representative shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Stockholders' Representative's possession or under the Stockholders' Representative's control relating thereto as is reasonably required by the Indemnified Party, with all expenses incurred in connection therewith to be paid by the Stockholders' Representative. Notwithstanding anything in this Section 8.3(a) to the contrary, (x) in the event of a claim with respect to which the Stockholders' Representative has agreed to assume the defense thereof without providing Parent prior written notification that it is reserving the right to contest liability therefor, none of the Stockholders' Representative or the beneficiaries of the Escrow Fund shall thereafter be entitled to dispute, and the Stockholders' Representative hereby agrees not to dispute, the Indemnified Party's right to indemnification therefor pursuant to Section 8.1 hereof or any subsequent claims of the Indemnified Party with respect to such Third-Party Claim, and (y) in the event of a claim with respect to which the Stockholders' Representative has agreed to assume the defense thereof while notifying Parent that it is reserving the right to contest liability therefor, Parent may (within 30 days after receipt of notice of such reservation of rights) elect to retain or assume the defense of such Third Party Claim and the Stockholder's Representative shall be entitled to inform Escrow Agent and Parent that all costs of defense and investigation in respect of such Third Party Claim shall constitute disputed expenses and each Notice of Expenses in respect thereof shall be deemed to have prompted a Notice of Disputed Expenses under Section 8.3(d).

         (b) The Stockholders' Representative shall not, with out the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any affiliate thereof. No Third Party Claim for which indemnity is sought under
Section 8.1 shall be settled by the Indemnified Party without the written consent of the Stockholders' Representative. Upon the settlement or compromise of any Third Party Claim in accordance with the terms hereof or the final, non-appealable order of a court of competent jurisdiction or arbitrator with respect thereto, as the case may be, any resulting settlement, award, damages or judgment for which indemnification is sought shall be paid from and to the extent of the Escrow Fund pursuant to a written notice to such effect to the Escrow Agent from Parent acknowledged by the Stockholders' Representative (such acknowledgement not to be unreasonably withheld or delayed) (a "NOTICE OF PAYMENT").

         (c) Notwithstanding anything in this Section 8.3 to the contrary, if it is reasonably likely that, as a result of the limitations set forth in
Section 8.4(a), an Indemnified Party would be indemnified for less than 50% of the reasonably anticipated Losses with respect to any Third Party Claim, then Parent shall unilaterally determine the manner of defense and resolution of such Third Party Claim, and, upon the resolution thereof, Parent shall submit a Notice of Claim to the Escrow Agent therefor in accordance with the procedures set forth in Section 8.2(a) hereof with respect to any Losses which are not recoverable within the limitations set forth in Section 8.4(a).

         (d) Subject to the last sentence of Section 8.3(a), all costs of investigating and defending Third Party Claims to be paid by the Escrow Fund pursuant to Section 8.3(a) shall be submitted for payment as set forth in this paragraph. Either the Stockholders' Representative or Parent, as the case may be, may seek reimbursement for such expenses in connection with any Third Party Claim by submitting a written claim therefor (a "NOTICE OF EXPENSES") to both the Escrow Agent and Parent or the Stockholders' Representative, as the case may be, including reasonable documentation substantiating such expenses. Unless within 30 days of receipt of such Notice of Expenses, Parent or the Stockholders' Representative, as the case may be, objects in writing to the Escrow Agent to the payment of such expenses (a "NOTICE OF EXPENSES DISPUTE"), the Escrow Agent shall pay such expenses from the Escrow Fund in accordance with the terms of the Escrow Agreement. In the event of any dispute with respect to such expenses, payment shall be made by the Escrow Agent only to the extent of the undisputed amount out of (and only to the extent of) the then remaining balance of the Escrow Fund pending the resolution of such dispute in accordance with the provisions of this Section 8.3(d). The amount in dispute as set forth in the Notice of Expenses Dispute shall, after such Notice of Expenses Dispute has been given, remain in and part of the Escrow Fund until the termination of the Escrow Agreement or, if earlier, until such time as the Escrow Agent receives either (x) a joint statement from the Stockholders' Representative and Parent setting forth the resolution of such dispute and, if applicable, authorizing the payment or disbursement by the Escrow Agent of such amount or any portion thereof that the parties shall have mutually agreed upon, or (y) a copy of a final, non-appealable order or determination from an arbitrator or a court of competent jurisdiction setting forth the resolution of such dispute and, if applicable, directing the payment or disbursement by the Escrow Agent of such amount or any portion thereof. Upon receipt of such joint statement or order or determination, the Escrow Agent shall promptly pay, out of (but only to the extent of) the then remaining balance of the Escrow Fund, the amount authorized or directed to be paid or disbursed as set forth therein and shall give prompt notice of such payment or disbursement to Parent and the Stockholders' Representative. To the extent that any dispute by Parent of a Notice of Expenses submitted by the Stockholder's Representative materially hinders the investigation or defense of any Third Party Claim, the obligation to indemnify Losses in respect of such Third Party Claim shall be reduced by the amount of Losses incurred as a result of such material hindrance.

         SECTION 8.4 LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding anything in this Article VIII to the contrary:

    (i)  the Indemnified Parties shall not be entitled to indemnification under
         Section 8.1(i) or 8.1(iii) until the aggregate amount of all Losses of the Indemnified Parties exceeds $3,000,000, and then only to the extent of such excess;

   (ii) with respect to all Environmental Losses for which indemnification would otherwise be provided pursuant to this Article VIII, the Indemnified Parties shall only be entitled to indemnification for 50% of the amount of Environmental Losses; PROVIDED that nothing in this clause (ii) shall reduce the indemnification otherwise available pursuant to Section 8.1(i) to the extent such Environmental Losses also gave rise to a breach of Section 2.12; and

  (iii) Indemnified Parties shall look solely to the Escrow Fund for payments made or to be made pursuant to this Article VIII, and the liability of any of the Company's stockholders pursuant to this Article VIII shall in no event exceed the Escrow Fund.

         (b) No Indemnified Party shall be entitled to indemnification under
Section 8.1 unless it (or Parent on its behalf) shall have submitted a Notice of Claim pursuant to Section 8.2(a) hereof or a notice of Third Party Claim pursuant to Section 8.3(a) with respect to the matter for which indemnification is sought on or prior to the date which is (i) four years after the Closing Date, in the case of claims for breach of Section 2.11, 2.12 or 4.1(h) or claims under Section 8.1(iii) or (ii) eighteen months after the Closing Date, in the case of all other claims.

         SECTION 8.5 MISCELLANEOUS. (a) Each Indemnified Party shall take all commercially reasonable steps to mitigate all Losses, including, but not limited to, availing itself of any reasonable and prudent defenses, limitations, rights of contribution, and claims against third parties and other rights at law. Each Indemnified Party shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the Stockholders' Representative. Any Losses shall be calculated net of (i) any Tax benefits, net of any Tax detriments, realized or realizable by the Indemnified Party based on the present value thereof in respect of such Losses, and (ii) the dollar amount of aggregate insurance proceeds actually received by the Indemnified Party with respect to such Losses.


         (b) The remedies provided for in this Article VIII shall constitute the sole and exclusive remedy for any Indemnified Party for any post-Closing claims made for breach of this Agreement in connection with the transactions contemplated hereby, except for any remedies for Actual Fraud (as defined below). Except for the remedies specifically provided for in this Article VIII (and except as to remedies for Actual Fraud), no Indemnified Person shall have any recourse against any of the Company's or any of its subsidiaries' directors, employees or affiliates (the "COMPANY PARTIES") in connection with, and Parent on behalf of the Indemnified Parties hereby waives and forever releases and discharges the Company Parties from and against, any and all claims for Losses, directly or indirectly, as a result of, or based upon or arising from the conduct of the Company and its subsidiaries and any act or omission with respect to the Company and its subsidiaries prior to the Closing. Each party hereby waives any provision of law to the extent that it would limit or restrict the agreement contained in this Section 8.5(b), except with respect to a party's claim against any person for actual knowing fraud ("ACTUAL FRAUD"). Notwithstanding anything to the contrary elsewhere in this Agreement, no party or its affiliates shall seek or be liable for any punitive or consequential damages, including, but not limited to, loss of business reputation or opportunity relating to any breach or alleged breach of a representation or warranty set forth in this Agreement.

         (c) Parent shall notify the Stockholders' Representative of an audit of, or other proceeding with respect to, (i) any Tax Return of the Company filed prior to the Closing Date relating to periods ending prior to the Closing Date and (ii) any Tax Return relating to a period that commences prior to, and includes, the Closing Date. Parent shall permit the Stockholders' Representative to participate in any such audit or proceeding, and approve the disposition thereof if such disposition could give rise to a claim for indemnification hereunder (such approval not to be unreasonably withheld).


                                      ARTICLE IX

                                  GENERAL PROVISIONS

         SECTION 9.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Purchaser:

              Quality Food Centers, Inc.
              10112 N.E. 10th Street
              Suite 201
              Bellevue, Washington 98004
              Attention: Stuart M. Sloan
              Fax: (206) 340-9055

         with an additional copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, NY  10017
              Attention:  Robert L. Friedman, Esq.
              Fax: (212) 455-2502

         if to the Company:

              Hughes Markets, Inc.
              14005 Live Oak Avenue
              Irwindale, California 91706
              Attention:  Roger K. Hughes
              Fax: (818) 856-6020

         with a copy to:

              O'Melveny & Myers LLP
              400 South Hope Street
              Los Angeles, California 90071-2899
              Attention:  C. James Levin, Esq.
              Fax: (213) 669-6407

         if to the Stockholders' Representative:(i) prior to the Effective Time, to him c/o the Company as set forth above and (ii) following the Effective Time:

              11453 Awenita Court
              Chatsworth, California  91311
              Fax: (818) 341-4062

         with a copy to:

              O'Melveny & Myers LLP
              400 South Hope Street
              Los Angeles, California 90071-2899
              Attention:  C. James Levin, Esq.
              Fax: (213) 669-6407

         SECTION 9.2 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares; "BENEFICIALLY OWN", "BENEFICIAL OWNERSHIP" and similar terms shall have correlative meanings;

         (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended March 3, 1996 were prepared;

         (e) "KNOWLEDGE" of or with respect to the Company means the actual knowledge of Roger K. Hughes, Fred B. McLaren, Allan P. Brennan, Richard Wallrack, Steven Strickler, Peter Costigan, Norbert J. Parsoneault and Richard R. Ramonette after due inquiry of those managers at the Company and/or its subsidiaries who they reasonably believe would be responsible for the relevant information;

  "KNOW", "KNOWN" and like terms with respect to the Company shall have correlative meanings;

         (f) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Without limiting the generality of the foregoing, the terms "subsidiary" and "subsidiaries" of the Company shall include Santee.

         SECTION 9.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any attempted assignment which does not comply with the provisions of this Section 9.4 shall be null and void AB INITIO.

         SECTION 9.5 STOCKHOLDERS' REPRESENTATIVE. By their approval and adoption of this Agreement, the stockholders of the

Company shall be deemed to have consented to, the appointment of Roger K. Hughes as the "STOCKHOLDERS' REPRESENTATIVE" to receive all notices, requests and demands which may be made upon such stockholders or any of them under and pursuant to this Agreement and to act as agent and representative of such stockholders in connection with any action to be taken by or on behalf of such stockholders hereunder or any other matter arising in connection with this Agreement. In the event that, subsequent to the execution of this Agreement, Roger K. Hughes is unable or unwilling to serve as the Stockholders' Representative, Paul A. Hughes shall so serve unless he is unable or unwilling to do so, in which event the stockholders of the Company immediately prior to the Effective Time shall designate another successor Stockholders' Representative by vote of the holders of a majority of the Shares held by such stockholders at the Effective Time, PROVIDED, HOWEVER, that either Roger K. Hughes or Paul A. Hughes shall serve as Stockholders' Representative until such successor is so designated.

         SECTION 9.6 ACTIONS OF SANTEE. Any covenant or agreement of the Company herein to cause Santee to act in a specified manner shall be deemed satisfied if the Company takes all action in its power and otherwise exercises its reasonable best efforts to cause Santee to act in such manner and does not consent to or otherwise take any action which permits Santee to act in a contrary manner.

         SECTION 9.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.8 PURCHASER'S OBLIGATIONS. Parent hereby agrees to cause Purchaser to fulfill all of its obligations under this Agreement.

         SECTION 9.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.10 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              QUALITY FOOD CENTERS, INC.


Attest:

                             By:
-------------------------       ---------------------------
Title:                          Title:


                             QHI ACQUISITION CORPORATION


Attest:

                             By:
-------------------------       ---------------------------
Title:                          Title:


                             HUGHES MARKETS, INC.


Attest:

                             By:
-------------------------       ---------------------------
Title:                          Title: